As filed with the Securities and Exchange Commission on June 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAXCYTE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	46-4233385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

353 Hatch Drive

Foster City, California 94404

(650) 837-0111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Grant E. Pickering

President and Chief Executive Officer

Vaxcyte, Inc.

353 Hatch Drive

Foster City, California 94404

(650) 837-0111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert W. Phillips Charles S. Kim J. Carlton Fleming Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Jane Wright-Mitchell Vaxcyte, Inc. 353 Hatch Drive Foster City, California 94404 (650) 837-0111	Peter N. Handrinos Brian J. Cuneo Miles P. Jennings Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Phone: (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-238630)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share (2)(3)	1,868,750	$16.00	$29,900,000	$3,881.02

(1)

Represents only the additional number of shares being registered and includes an additional 243,750 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-238630).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)

The registrant previously registered 16,100,000 shares of its common stock with an aggregate offering price not to exceed $257,600,000 on a Registration Statement on Form S-1 (File No. 333-238630), which was declared effective by the Securities and Exchange Commission on June 11, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $29,900,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Vaxcyte, Inc. (the “Registrant”) by 1,868,750 shares, 243,750 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-238630) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-5 of the original filing of the Registration Statement on Form S-1 (File No. 333-238630), filed with the Commission on May 22, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Foster City, State of California, on June 11, 2020.

VAXCYTE, INC.

By:	/s/ Grant E. Pickering
Grant E. Pickering
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant E. Pickering	President, Chief Executive Officer and Director	June 11, 2020
Grant E. Pickering	(Principal Executive Officer)

/s/ Andrew Guggenhime	Chief Financial Officer and Chief Business Officer	June 11, 2020
Andrew Guggenhime	(Principal Financial and Accounting Officer)

*	Director	June 11, 2020
Moncef Slaoui, Ph.D.

*	Director	June 11, 2020
Kurt von Emster

*	Director	June 11, 2020
Halley Gilbert

*	Director	June 11, 2020
Patrick Heron

*	Director	June 11, 2020
Peter Hirth, Ph.D.

*	Director	June 11, 2020
Rob Hopfner, Ph.D.

*	Director	June 11, 2020
Heath Lukatch, Ph.D.

*	Director	June 11, 2020
William J. Newell

* Pursuant to Power of Attorney

By:	/s/ Grant E. Pickering
Grant E. Pickering
Attorney-in-Fact